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                                                                   Exhibit 10.20

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amended Agreement") is made and entered into as of this 31st day of December, 2002, by and between BANK OF HAMPTON ROADS, INC., a banking corporation organized under the laws of the Commonwealth of Virginia (the "Bank", or "Employer") and JULIE R. ANDERSON, (the "Officer").

                                R E C I T A L S :

        1. The Bank and the Officer entered into an Employment Agreement (the "Agreement") dated the 11th day of October, 2001.

        2. Since entering into the Agreement, the Officer has been employed by the Bank and both the Bank and the Officer currently wish to continue that relationship.

        3. The Agreement as originally prepared provided that it would, absent written notice to the contrary, renew for an additional period of sixty months from the original anniversary date, but there was no provision for further renewals.

        4. It was the intention of the parties at the time of the original Agreement that it continue to renew for consecutive sixty-month periods absent the occurrence of one of the events specified in Paragraph 2(a) of the Agreement.

        5. The Bank and the Officer wish to amend the Agreement by deleting the existing Paragraph 2(a) and substituting in its place a new Paragraph 2(a) which will provide for continued renewals of the Agreement.

        NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party to this Amended Agreement, the Bank and the Officer agree that Paragraph 2(a) of the Agreement is deleted and the following Paragraph 2(a) substituted in its place:

           2.   TERMS AND COMPENSATION:

                (a) Term of Agreement. The term of this Agreement shall commence on that date upon which the Bank's Board of Directors approves the said agreement and shall continue until the first to occur of (i) except as otherwise provided in Section 3 hereof, the end of the sixtieth consecutive month following the commencement date aforesaid, (ii) the Officer's death, or (iii) except as provided in Paragraph (d) of this Section 2, the Officer's disability. Notwithstanding the foregoing, however, in the event the Officer is not informed, in writing, prior to the last day of the forty-eighth consecutive month following the Commencement date of employment, or any subsequent sixty-month renewal term, that this Agreement will not be renewed, this Agreement will automatically renew itself for an additional period of sixty months from the original anniversary date or, as the case may be, any renewal term.

        Except as modified above, the parties ratify and reaffirm the Agreement.

        WITNESS the following signatures and seals as of the day and year first above written.

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                               BANK OF HAMPTON ROADS, INC.

                               BY:    /s/ Emil A. Viola                   (SEAL)
                                      ------------------------------------
                                      Emil A. Viola, Chairman of the Board

                                      /s/ Julie R. Anderson               (SEAL)
                                      ------------------------------------
                                      Julie R. Anderson, Executive Officer